As filed with the Securities and Exchange Commission on
                    February 13, 1997 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    Castelle
             (Exact name of registrant as specified in its charter)

            California                                77-0164056
     (State of Incorporation)            (I.R.S. Employer Identification No.)


                             3255-3 Scott Boulevard
                          Santa Clara, California 95054
                                 (408) 496-0474
          (Address and telephone number of principal executive offices)


                             Ibex Technologies, Inc.
                             1992 Stock Option Plan
                            (Full Title of the Plan)
                              Randall I. Bambrough
              Vice President of Finance and Chief Financial Officer
                                    Castelle
                             3255-3 Scott Boulevard
                          Santa Clara, California 95054
                                 (408) 496-0474
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Samuel M. Livermore, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111


                         CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                      Proposed Maximum            Proposed Maximum
    Title of Securities to be      Amount to be      Offering Price Per          Aggregate Offering        Amount of
            Registered              Registered           Share (1)                    Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Options to purchase Common                NA                  NA                          NA                   NA
Stock
------------------------------------------------------------------------------------------------------------------------------
Common Stock (no par value)            59,337               $1.52                    $90,192.24             $100.00
==============================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price is based upon the weighted average exercise price, pursuant to Rule 457(h) under the Securities Act of 1993, as amended (the "Securities Act").

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     The stock options to be registered hereunder have been assumed by Castelle (the "Company") pursuant to an Agreement and Plan of Reorganization among the Company, Ibex Technologies, Inc., a California company ("Ibex") and certain shareholders of Ibex, dated as of August 22, 1996. These options were originally granted to employees, directors and consultants under Ibex's 1992 Stock Option Plan.

                                     PART II

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NO. 333-06083 AND FORM S-4 NO. 333-14815

         The contents of the Registration Statements on Form S-8 No. 333-06083 and Form S-4 No. 333-14815 filed with the Securities and Exchange Commission on June 14, 1996 and October 24, 1996, respectively, are incorporated by reference herein, with those changes set forth below.

Item 8.  Exhibits.


Exhibit No.         Description

5.1  Opinion of Cooley Godward LLP

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24   Power of Attorney is contained on the signature pages

99.1 Ibex Technologies, Inc. 1992 Stock Option Plan

99.2 Form of Nonstatutory Stock Option

99.3 Form of Incentive Stock Option

99.4 Form of Option Assumption Agreement






                                       2.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 10, 1997.



                                 CASTELLE



                           By /s/Randall I. Bambrough
                                 Randall I. Bambrough
                                 Chief Financial Officer, Vice President Finance and Administration and Secretary




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur H. Bruno and Randall I. Bambrough, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                 Date



/s/ Arthur H. Bruno       President, Chief Executive Officer   February 10, 1997
Arthur H. Bruno           and Chairman of the Board
                          (Principal Executive Officer)




/s/ Randall I. Bambrough  Chief Financial Officer, Vice        February 10, 1997
Randall I. Bambrough      President of Finance and
                          Administration and Secretary
                          (Principal Financial and
                          Accounting Officer)




                                       3.

/s/ John Freidenrich      Director                             February 10, 1997
John Freidenrich



/s/ Alan Kessman          Director                             February 10, 1997
Alan Kessman



/s/ Kanwal S. Rekhi       Director                             February 10, 1997
Kanwal S. Rekhi






                                       4.

                                  EXHIBIT INDEX



Exhibit
Number                                      Description

 5.1        Opinion of Cooley Godward LLP

23.1        Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24          Power of Attorney is contained on the signature pages.

99.1        Ibex Technologies, Inc. 1992 Stock Option Plan

99.2        Form of Nonstatutory Stock Option

99.3        Form of Incentive Stock Option

99.4        Form of Option Assumption Agreement





                                       5.

                                                                     Exhibit 5.1



February 10, 1997



Castelle
3255-3 Scott Boulevard
Santa Clara, California 95054

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Castelle (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 59,377 shares of the Company's Common Stock, no par value, (the "Shares") pursuant to the Ibex Technologies, Inc. 1992 Stock Option Plan (the "Plan"). All outstanding options granted under the Plan were assumed by the Company pursuant to the merger of the Company and Ibex Technologies, Inc.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:      /s/ Samuel M. Livermore
         Samuel M. Livermore

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (Registration No. 333- ) of our report dated February 9, 1996, on our audit of the consolidated financial statements of Castelle as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Castelle Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                                                       /s/ Coopers & Lybrand LLP

San Jose, California
February 7, 1997

                                                                    Exhibit 99.1

                 Ibex Technologies, Inc. 1992 Stock Option Plan

                            IBEX TECHNOLOGIES, INC.

                             1992 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee. This is intended to be a stock option plan for purposes of Section 408 of the California General Corporation Law.

     2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of the Company.

     (d)  "Company"   shall  mean  Ibex   Technologies,   Inc.,   a   California
          corporation.

     (e) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

     (f) "Consultant" shall mean any independent contractor retained to perform services for the Company or any Subsidiary.

     (g) "Continuous Employment" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

     (h) "Disinterested Person" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Parent or Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.

                                       1.

     (i) "Employee" shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Incentive Stock Option" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

     (l) "Non-Employee Director" shall mean any director of the Company or any Subsidiary who is not employed by the Company or such Subsidiary.

     (m) "Nonstatutory Stock Option" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

     (n)  "Option" shall mean a stock option granted pursuant to the Plan.

     (o) "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

     (p)  "Optioned Shares" shall mean the Common Stock subject to an Option.

     (q) "Optionee" shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

     (r) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined by Section 424(e) of the Code.

     (s)  "Plan" shall mean this 1992 Stock Option Plan.

     (t) "Registration Date" shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12(g) of the Exchange Act with respect to any class of the Company's equity securities.

     (u)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (v) "Share" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.

     (w) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


                                       2.

     (x)  "Transfer  Agreement"  shall  have the  meaning  ascribed  thereto  in
          Section 9(b) hereof.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is twenty thousand (20,000) Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, become available for other Option grants under the Plan.

     The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR
Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act. The Committee shall designate which Options granted under the Plan by the Company are intended to be granted in reliance on Rule 701.

     4. Administration of the Plan.

     (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

     Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

     The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote.

                                       3.

Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     (b) Procedure After Registration Date. Notwithstanding subsection (a) above, after the date of registration of the Company's Common Stock on a national securities exchange or the Registration Date, the Plan shall be administered either by: (i) the full Board, provided that all members of the Board are Disinterested Persons; or (ii) a Committee of three (3) or more directors, each of whom is a Disinterested Person. After such date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 13 of the Plan, and said regulations.

     (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Directors or consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan; and (x) to designate which Options granted under the Plan will be issued in reliance on Rule 701.

     (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

     5. Eligibility.

     (a) Persons Eligible for Options. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date).


                                       4.

     (b) No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

     8. Exercise Price and Consideration.

     (a) Exercise Price. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted; or
          (ii) in the case of Nonstatutory Stock Options, 85% of such fair market value; provided that, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be 110% of fair market value on the date the Option is granted. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

     (b) Ten Percent Shareholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total

                                       5.

          combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110 percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.

     (c) Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

     9. Exercise of Option.

     (a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

     (b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company.

     Pursuant to the terms of the Option Agreement, the Committee may require that any Option may be exercised only upon the execution of a Restricted Stock Transfer Agreement (the "Transfer Agreement") which gives the Company a right of first refusal in the Option Shares at the per share price at which the Option Shares are proposed to be transferred. The right of first refusal shall terminate on the effective date of a firm commitment public offering pursuant to the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company. The Transfer Agreement shall contain such provisions as the Committee may approve in its sole discretion.

     An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance

                                       6.

with all applicable requirements of Rule 16b-3(d) or (e) promulgated under the Exchange Act.

     (c) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

     (d) Disability of Optionee. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)- day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

     (e)  Termination   of  Status  as   Employee,   Non-Employee   Director  or
          Consultant.   If  an  Optionee  shall  cease  to  be  an  Employee  or
          Non-Employee Director for any reason other than disability or death, or if an Optionee shall cease to be Consultant for any reason, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee or Non- Employee Director, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period.

     (f) Exercise of Option With Stock After Registration Date. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of
          Section 8(a) of the Plan.  Any balance of the exercise  price shall be


                                       7.

          paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

     (g) Tax Withholding. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

     Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

          (i)  An advance election to withhold  Optioned Shares in settlement of
               a  tax   liability   must  satisfy  the   requirements   of  Rule
               16b-3(d)(1)(i), regarding participant-directed transactions;

          (ii) Absent such an election, the withholding of Optioned Shares to settle a tax liability may occur only during the quarterly window period described in Rule 16b-3(e);

          (iii)Absent an advance election or window-period withholding, the Optionee may deliver shares of Common Stock owned prior to the exercise of an Option to settle a tax liability arising upon exercise of the Option, in accordance with Rule 16b-3(f); or

          (iv) The delivery of previously acquired shares of Common Stock (but not the withholding of newly acquired Shares) will be allowed where an election under Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six (6) months after the advance election and is not within the quarterly window period described in Rule 16b-3(e).

     Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any


                                       8.

adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

     10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     Unless  otherwise   determined  by  the  Board,  upon  the  dissolution  or
liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. The Optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected.

     Upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted under the Plan shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding paragraph.

     12. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the


                                       9.

Committee  makes  the  determination   granting  such  Option.   Notice  of  the
determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     16. Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

     17. Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements.

     18. Shareholder Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require shareholder approval shall be

                                      10.

by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.



                                      11.

                                                                    Exhibit 99.2

                        Form of Nonstatutory Stock Option

THIS OPTION HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT IS UNLAWFUL TO EXERCISE, SELL, PLEDGE OR OTHERWISE DISPOSE OF THIS OPTION, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFOR, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS NONSTATUTORY STOCK OPTION AGREEMENT.

                               -------------------

                             IBEX TECHNOLOGIES, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

     Ibex Technologies, Inc., a California corporation (the "Company"), hereby grants to ______________ (the "Optionee"), an option (the "Option") to purchase a total of ___________________ shares of Common Stock, no par value, of the Company (the "Shares"), at the per share price (the "Exercise Price") set forth herein, pursuant to the Company's 1992 Stock Option Plan (the "Plan") and in all respects subject to the terms, definitions and provisions of this Nonstatutory Stock Option Agreement (the "Agreement") and the Plan.

     1. Nature of the Option. The Option is intended to be a nonstatutory stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Exercise Price. The Exercise Price shall be $_____ for each Share, subject to adjustment as provided in Section 7 below. The Board of Directors of the Company (the "Board") or a committee of the Board administering the Plan (the "Committee") has determined that $_____ is the fair market value of a share of common stock of the Company ("Common Stock") as of the date of the grant of this Option.

     3. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term, subject to the provisions of Section 7 below, as follows:

     (a)  Vesting and Right to Exercise.

          (i) The Option hereby granted shall vest and become exercisable as to one-third (1/3) of the Shares on an annual basis, commencing one year from the date of grant of the Option and annually thereafter until all shares have vested.

     Except as otherwise provided herein and subject to the provisions set forth herein and in the Plan, the Option may be exercised from time to time, in whole or in part, on a cumulative basis as to all Shares that have vested and become


                                       1.

exercisable in accordance with this subsection (i) until the expiration of the Option in accordance with the provisions of Section 6 below.

          (ii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Section 6 below.

          (iii) The Option may not be exercised as to fractional shares.

     (b) Method of Exercise. In order to exercise any portion of this Option as to which shares have vested, the Optionee shall execute and deliver to the Chief Financial Officer of the Company the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A and a Restricted Stock Transfer Agreement in the form attached hereto as Exhibit B (the "Transfer Agreement"). The Transfer Agreement grants to the Company a right of first refusal in the event the Optionee decides to sell any such shares. The Notice of Exercise and Transfer Agreement must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased. The certificate(s) for the Shares as to which the Option has been exercised shall be registered in the name of Optionee. Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company, the Company may waive execution of the Transfer Agreement as a prerequisite to exercise of this Option and in any event, any right of first refusal with respect to any Shares shall terminate.

     (c) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. The stock certificate(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

     (d) Delivery of Certificates. The Company shall deliver the certificate(s) for the Shares issued upon exercise of the Option as soon as is practicable; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, including, without limitation, actions taken pursuant to Section 6 below, then the date of delivery of such Shares shall be extended for a period necessary to take such action.

     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

     (a)  cash; or,


                                       2.

     (b)  certified or bank cashier's check; or,

     (c) in the event there exists a public market for the Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock. In this case payment shall be made as follows:

          (i) Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System, NASDAQ Small-Cap Market or any successor national market system, the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal), for the day on which the notice of exercise is sent or delivered;

          (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

          (iii)The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three
               (3) working days from the date of the notice of exercise;

          (iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

          (v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

          (vi) Notwithstanding any other provision herein or in the Plan, the Optionee shall only be permitted to pay the purchase price with Shares of the Company's Common Stock owned by him as of the


                                       3.

               exercise date in the manner and within the time periods allowed under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

     5. Non-Transferability of Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

     6. Term of the Option. Except as otherwise provided in this Agreement, to the extent not previously exercised, the right to exercise the Option shall terminate as follows:

     (a) Ten Year Term. The Option may not be exercised more than ten (10) years from the date of grant of the Option, as set forth below, and may be exercised during such term only in accordance with the terms of this Agreement.

     (b) Dissolution or Liquidation; Mergers and Consolidations. Unless otherwise determined by the Board or the Committee, upon the dissolution or liquidation of the Company, or upon the sale of substantially all of the assets of the Company, or upon any merger or consolidation if the Company is not the surviving corporation as defined in Section 6(c) below, the Option granted hereby shall terminate and thereupon become null and void; provided, however, that the Optionee shall be given not less than ten (10) days notice of such event and the Optionee may, within the period between such notice and the effective date of such dissolution, liquidation, merger, consolidation, or sale, exercise up to the unexercised portion of the Option in accordance with Sections 3 and 4 hereof to the extent of the Optionee's accrued rights. Any exercise of the Option pursuant to this
          Section  6(b)  shall  be  deemed  to  occur  immediately  prior to the consummation of any such dissolution, liquidation, merger, consolidation or sale.

     (c) Surviving Corporation. The determination as to whether or not the Company is the "Surviving Corporation" in any merger or consolidation shall be made on the basis of the relative equity interests of the stockholders of the Company existing after such merger or consolidation as follows: If the holders of the outstanding voting securities of the Company prior to such merger or consolidation own equity securities possessing more than 50% of the voting power of the successor Company after such merger or consolidation, then for purposes of this Agreement the Company shall be the Surviving
          Corporation. In all other cases, the Company shall not be the Surviving Corporation. In determining the percentage ownership of the stockholders of the Company in the successor corporation immediately following a consolidation or merger, securities which they owned immediately prior to such consolidation or merger as stockholders of another party to the transaction shall be disregarded.

     (d) Death of the Optionee. In the event of the death of the Optionee during the term of the Option, the Option may be exercised at any time

                                       4.

          prior to the expiration of the Option term as set forth in subparagraphs 6(a) and (b) above by the administrator or executor of the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's employment or status as an non-employee director or Optionee's death, whichever occurs first.

     (e) Disability of Optionee. In the event of the disability of the Optionee during the term of the Option, the Option may be exercised at any time within one (1) year following the date of disability; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's status an employee or non-employee director or date on which Optionee becomes disabled, whichever occurs first.

     (f) Termination of Status as Employee or Non-Employee Director. If the Optionee shall cease to be an employee or non-employee director of the Company for any reason other than permanent and total disability or death, the Optionee may exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination at any time within ninety (90) days following the date of termination, subject to the condition that the Option may not be exercised after the expiration of the Option term.

     (g) Right of First Refusal. Upon any exercise of the Option, the Company shall have, pursuant to the terms of the Restricted Stock Transfer Agreement, a right of first refusal with respect to any transfer of shares issued upon exercise of the Option.

     7. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of shares of common stock of the Company effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to, or the Exercise Price of, this Option.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares, as well as the Exercise Price, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding common stock, and in the event of the Company being consolidated with or merged into any other corporation.



                                       5.

     8. Rights of Shareholder. The Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance or the transfer to the Optionee of the certificate(s) for such Shares and only after the Exercise Price for such Shares has been paid in full.

     9. Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

     10. Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee or director of the Company at that time.

     11. Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded by and governed by the Plan. A copy of the Plan shall be provided to the Optionee with this Agreement or Plan.


DATE OF GRANT:  ______________


                                                     IBEX TECHNOLOGIES, INC.



                                                     By: ____________________
                                                         Ney Grant, President




                                       6.

     The Optionee acknowledges receipt of the Stock Option Agreement, the Restricted Stock Transfer Agreement and the 1992 Stock Option Plan attached hereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or a committee of the Board of Directors of Ibex Technologies, Inc. upon any questions arising under such Agreement.


Dated:  _______________

                                                     OPTIONEE:



                                                     ---------------------------




                                CONSENT OF SPOUSE

     I, ___________________________, spouse of the Optionee who executed the foregoing attached hereto, hereby agree that my spouse's interest in the shares of common stock of Ibex Technologies, Inc. subject to said Agreement shall be irrevocably bound by the Agreement's and the Plan's terms. I agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Ibex Technologies, Inc. (or a duly authorized committee thereof) upon any questions arising under such Agreement or Plan. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and Plan and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and Plan and this consent.


Dated:  ____________

                                                ----------------------------
                                                Signature



                                                Print Name



                                       7.

                                    EXHIBIT A


TO:               Ibex Technologies, Inc.
                  4921 Robert J. Mathews Parkway
                  El Dorado Hills, California  94762
                  ATTN:  Ney Grant

SUBJECT:          NOTICE OF EXERCISE OF STOCK OPTION


                  With respect to the stock option granted to the undersigned pursuant to the Ibex Technologies, Inc. (the "Company") 1992 Stock Option Plan on ______________, 19__, to purchase an aggregate of ________________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:
                  NUMBER OF SHARES:                  ___________________________

                  DATE OF PURCHASE:                  ___________________________

                  MODE OF PAYMENT:                   ___________________________
                                                     (Certified check or cash)

                  The shares should be issued as follows:

                  NAME:             _____________________________________

                  ADDRESS:          _____________________________________

                                    _____________________________________

                  Signed:           _____________________________________

                  Dated:            _____________________________________


                     Please send this notice of exercise to:

                             Ibex Technologies, Inc.
                         4921 Robert J. Mathews Parkway
                        El Dorado Hills, California 94762
                                 ATTN: Ney Grant

                                       8.

                                                                    Exhibit 99.3

                         Form of Incentive Stock Option

THIS OPTION HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). IT IS UNLAWFUL TO EXERCISE, SELL, PLEDGE OR OTHERWISE DISPOSE OF THIS OPTION, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFOR, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS STOCK OPTION AGREEMENT.
                               -------------------


                             IBEX TECHNOLOGIES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     Ibex Technologies, Inc., a California corporation (the "Company"), hereby grants to ______________ (the "Optionee"), an option (the "Option") to purchase a total of ___________________ shares of Common Stock, no par value, of the Company (the "Shares"), at the per share price (the "Exercise Price") set forth herein, pursuant to the Company's 1992 Stock Option Plan (the "Plan") and in all respects subject to the terms, definitions and provisions of this Stock Option Agreement (the "Agreement") and the Plan.

     1. Nature of the Option. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Exercise Price. The Exercise Price shall be $_____ for each Share, subject to adjustment as provided in Section 7 below. The Board of Directors of the Company (the "Board") or a committee of the Board administering the Plan (the "Committee") has determined that $_____ is the fair market value of a share of common stock of the Company ("Common Stock") as of the date of the grant of this Option.

     3. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term, subject to the provisions of Section 7 below, as follows:

     (a)  Vesting and Right to Exercise.

          (i) The Option hereby granted shall vest and become exercisable as follows:

         Vested Shares                               Vesting Date

         _____________                               ____________

         _____________                               ____________


                                       1.

Except as otherwise provided herein and subject to the provisions set forth herein and in the Plan, the Option may be exercised from time to time, in whole or in part, on a cumulative basis as to all Shares that have vested and become exercisable in accordance with this subsection (i) until the expiration of the Option in accordance with the provisions of Section 6 below.

          (ii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Section 6 below.

          (iii) The Option may not be exercised as to fractional shares.

     (b) Method of Exercise. In order to exercise any portion of this Option as to which shares have vested, the Optionee shall execute and deliver to the Chief Financial Officer of the Company the Notice of Exercise of Stock Option in the form attached hereto as Exhibit A and a Restricted Stock Transfer Agreement in the form attached hereto as Exhibit B (the "Transfer Agreement"). The Transfer Agreement grants to the Company a right of first refusal in the event the Optionee decides to sell any such shares. The Notice of Exercise and Transfer Agreement must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased. The certificate(s) for the Shares as to which the Option has been exercised shall be registered in the name of Optionee. Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock for the account of the Company, the Company may waive execution of the Transfer Agreement as a prerequisite to exercise of this Option and in any event, any right of first refusal with respect to any Shares shall terminate.

     (c) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. The stock certificate(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

     (d) Delivery of Certificates. The Company shall deliver the certificate(s) for the Shares issued upon exercise of the Option as soon as is practicable; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, including, without limitation, actions taken pursuant to Section 7 below, then the date of delivery of such Shares shall be extended for a period necessary to take such action.

                                       2.

     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

     (a)  cash; or,

     (b)  certified or bank cashier's check; or,

     (c) in the event there exists a public market for the Company's Common Stock on the date of exercise, by surrender of shares of the Company's Common Stock, provided that if such shares were acquired upon exercise of an incentive stock option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

          (i) Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the average of the last reported bid and asked prices per share of Common Stock of the Company, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or, in the event the Common Stock is listed on a national securities exchange, or on the NASDAQ National Market System, NASDAQ Small-Cap Market or any successor national market system, the closing price of Common Stock of the Company on such exchange as reported in The Wall Street Journal), for the day on which the notice of exercise is sent or delivered;

          (ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

          (iii)The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three
               (3) working days from the date of the notice of exercise;

          (iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

          (v) If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commissioner or other agency, or until counsel

                                       3.

               renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

          (vi) Notwithstanding any other provision herein or in the Plan, the Optionee shall only be permitted to pay the purchase price with Shares of the Company's Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

     5. Non-Transferability of Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

     6. Term of the Option. Except as otherwise provided in this Agreement, to the extent not previously exercised, the right to exercise the Option shall terminate as follows:

     (a) Ten Year Term. The Option may not be exercised more than ten (10) years from the date of grant of the Option, as set forth below, and may be exercised during such term only in accordance with the terms of this Agreement.

     (b) Dissolution or Liquidation; Mergers and Consolidations. Unless otherwise determined by the Board or the Committee, upon the dissolution or liquidation of the Company, or upon the sale of substantially all of the assets of the Company, or upon any merger or consolidation if the Company is not the surviving corporation as defined in Section 6(c) below, the Option granted hereby shall terminate and thereupon become null and void; provided, however, that the Optionee shall be given not less than ten (10) days notice of such event and the Optionee may, within the period between such notice and the effective date of such dissolution, liquidation, merger, consolidation, or sale, exercise up to the unexercised portion of the Option in accordance with Sections 3 and 4 hereof to the extent of the Optionee's accrued rights. Any exercise of the Option pursuant to this
          Section  6(b)  shall  be  deemed  to  occur  immediately  prior to the consummation of any such dissolution, liquidation, merger, consolidation or sale.

     (c) Surviving Corporation. The determination as to whether or not the Company is the "Surviving Corporation" in any merger or consolidation shall be made on the basis of the relative equity interests of the stockholders of the Company existing after such merger or consolidation as follows: If the holders of the outstanding voting securities of the Company prior to such merger or consolidation own equity securities possessing more than 50% of the voting power of the successor Company after such merger or consolidation, then for purposes of this Agreement the Company shall be the Surviving
          Corporation. In all other cases, the Company shall not be the Surviving Corporation. In determining the percentage ownership of the stockholders of the Company in the successor corporation immediately following a consolidation or merger, securities which they owned


                                       4.

          immediately prior to such consolidation or merger as stockholders of another party to the transaction shall be disregarded.

     (d) Death of the Optionee. In the event of the death of the Optionee during the term of the Option, the Option may be exercised at any time prior to the expiration of the Option term as set forth in subparagraphs 6(a) and (b) above by the administrator or executor of the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's employment or status as an non-employee director or Optionee's death, whichever occurs first.

     (e) Disability of Optionee. In the event of the disability of the Optionee during the term of the Option, the Option may be exercised at any time within one (1) year following the date of disability; provided that, the Option may be exercised only to the extent of the accrued right to exercise at the time of the termination of Optionee's status an employee or non-employee director or date on which Optionee becomes disabled, whichever occurs first.

     (f) Termination of Status as Employee or Non-Employee Director. If the Optionee shall cease to be an employee or non-employee director of the Company for any reason other than permanent and total disability or death, the Optionee may exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination at any time within ninety (90) days following the date of termination, subject to the condition that the Option may not be exercised after the expiration of the Option term.

     (g) Right of First Refusal. Upon any exercise of the Option, the Company shall have, pursuant to the terms of the Restricted Stock Transfer Agreement, a right of first refusal with respect to any transfer of shares issued upon exercise of the Option.

     7. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of shares of common stock of the Company effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to, or the Exercise Price of, this Option.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares, as well as the Exercise


                                       5.

Price, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding common stock, and in the event of the Company being consolidated with or merged into any other corporation.

     8. Rights of Shareholder. The Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance or the transfer to the Optionee of the certificate(s) for such Shares and only after the Exercise Price for such Shares has been paid in full.

     9. Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

     10. Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an incentive stock option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an incentive stock option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee or director of the Company at that time.

     11. Agreement Subject to Plan. This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded by and governed by the Plan. A copy of the Plan shall be provided to the Optionee with this Agreement.


DATE OF GRANT:  ______________


                                         IBEX TECHNOLOGIES, INC.



                                         By: ____________________
                                             Ney Grant, President


                                       6.

     The Optionee acknowledges receipt of the Stock Option Agreement, the Restricted Stock Transfer Agreement and the 1992 Stock Option Plan attached hereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or a committee of the Board of Directors of Ibex Technologies, Inc. upon any questions arising under such Agreement or Plan.


Dated:  _______________

                                                     OPTIONEE:



                                                     ---------------------------




                                CONSENT OF SPOUSE

     I, ___________________________, spouse of the Optionee who executed the foregoing attached hereto, hereby agree that my spouse's interest in the shares of common stock of Ibex Technologies, Inc. subject to said Agreement shall be irrevocably bound by the Agreement's and the Plan's terms. I agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Ibex Technologies, Inc. (or a duly authorized committee thereof) upon any questions arising under such Agreement or Plan. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and Plan and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and Plan and this consent.


Dated:  ____________

                                         ----------------------------
                                         Signature



                                         Print Name



                                       7.

                                    EXHIBIT A


TO:               Ibex Technologies, Inc.
                  4921 Robert J. Mathews Parkway
                  El Dorado Hills, California  95762
                  ATTN:  Ney Grant

SUBJECT:          NOTICE OF EXERCISE OF STOCK OPTION


                  With respect to the stock option granted to the undersigned pursuant to the Ibex Technologies, Inc. (the "Company") 1992 Stock Option Plan on ______________, 19__, to purchase an aggregate of ________________ shares of the Company's Common Stock, this is official notice that the undersigned hereby elects to exercise such option to purchase shares as follows:

                  NUMBER OF SHARES:                  ___________________________

                  DATE OF PURCHASE:                  ___________________________

                  MODE OF PAYMENT:                   ___________________________
                                                     (Certified check or cash)


                  The shares should be issued as follows:

                  NAME:             _____________________________________

                  ADDRESS:          _____________________________________

                                    _____________________________________

                  Signed:           _____________________________________

                  Dated:            _____________________________________

                  Please send this notice of exercise to:

                             Ibex Technologies, Inc.
                         4921 Robert J. Mathews Parkway
                        El Dorado Hills, California 95672
                                 ATTN: Ney Grant

                                       8.

                                                                    Exhibit 99.4

                       Form of Option Assumption Agreement

                             [CASTELLE LETTERHEAD]




January __, 1997


Dear 1~:

     You previously were granted an option to purchase shares of common stock of Ibex Technologies, Inc. ("Ibex") (hereinafter, your "Ibex Option"). As you are aware, Ibex entered into an Agreement and Plan of Reorganization, dated August 22, 1996 (the "Reorganization Agreement") with Castelle, a California corporation ("Castelle"), whereby Ibex and Castelle would merge and Castelle would be the surviving corporation (the "Merger"). The effective time of the Merger described in the Reorganization Agreement was November 20, 1996 (the "Effective Time").

     Your original Ibex Option dated 2~had the following terms:

                  Number of shares:                    3~
                  Exercise price per share:            4~ per share

     Pursuant to the Merger, at the Effective Time each unexpired and unexercised Ibex Option was assumed by Castelle and deemed to be automatically converted into an option to purchase shares of Castelle common stock, adjusted for the "Exchange Ratio." The Exchange Ratio represents the number of shares of Castelle stock exchanged for Ibex stock. Here the Exchange Ratio equals
4.0297965. This means that each former Ibex shareholder received 4.0297965 shares of Castelle stock for each 1 share of Ibex common stock. Each option to purchase Ibex common stock has been similarly adjusted. In making this adjustment, the adjusted number of shares will be rounded down to the next whole share, and the adjusted exercise price will be rounded up to the next whole cent, both to the extent necessary.

     Accordingly, your adjusted Ibex Option dated 2~ now has the following terms:

                  Adjusted number of shares:            5~
                  Adjusted exercise price per share:    6~ per share

     Note that, except for rounding differences, the total exercise price of your Ibex Option (the exercise price per share times the number of shares) has remained the same.

     All of the remaining terms and conditions of your Ibex Option will remain the same. You have not lost any vesting credit for the period you rendered services to Ibex, and you will continue to vest in your option for so long as you render services to Castelle. However, neither the assumption of your Ibex Option nor this letter explaining such assumption is intended to constitute an employment contract or agreement, and neither should be interpreted to prohibit either you or Castelle from terminating your employment at any time, with or without cause.

     You will not be issued a new option agreement for your assumed Ibex Option; by signing this letter you will acknowledge the terms of your assumed Ibex Option as described herein.

     We believe that the merger of Ibex and Castelle presents an exciting opportunity for both companies. The conversion of Ibex Options to purchase shares of Castelle common stock allows you to participate in the financial rewards of this new joint enterprise. If you have any questions regarding the conversion of Ibex Options, please contact Randall I. Bambrough at (408) 496-0474.

     Please sign the enclosed copy of this letter and return it to Castelle by January __, 1997.

Sincerely,




Randall I. Bambrough
Chief Financial Officer



Agreed and accepted by:


--------------------------------
1~, Optionee


                                       2.